UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

Growblox Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue
Las Vegas, Nevada 89118
Phone: (844) 843-2569
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Securities Holders.

The Registrant held its annual meeting of shareholders on October 7, 2016.  As of  the record date for the meeting there were 65,345,701 common shares issued and outstanding.  There were 42,086,022 common shares represented at the meeting either in person or by proxy.
Five persons were nominated to be directors with the votes cast for each person as follows:
John Poss:  33,116,844 votes for; 226,630 votes withheld; and 8,742,548 broker non-votes.
Craig Ellins:  28,305,365 for; 5,038,109 withheld; and 8,742,548 broker non-votes.
Dr. Andrea Small-Howard:  33,107,419 for; 236,055 withheld; and 8,742,548 broker non-votes.
Leslie Bocskor:  33,111,218 for; 232,256 withheld; and 8,742,548 broker non-votes.
Shane Terry:  33,117,278 for; 226,196 withheld; and 8,742,548 broker non-votes.
With regard to the proposal to amend the Registrants certificate of incorporation to reduce the number of authorized common shares from 250,000,000 to 200,000,000 and to authorize 50,000,000 preferred shares, the vote was 33,136,177 for; 149,096 against; 58,201 abstaining; and 8,742,548 broker non-votes.
With regard to the proposal to ratify the appointment of Patrick D. Heyn, CPA, P.A. as the auditor for the Registrant for the fiscal year ended March 31, 2017 : the vote was 39,139,280 for; 259,134 against; and 101,908 abstaining; and 8,742,548 broker non-votes.
With regard to the proposal to amend the Registrants certificate of incorporation to change the name of the Registrant to GB Sciences Incorporated, the vote was 39,139,280 for and 8,742,548 broker non-votes.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Growblox Sciences, Inc.

Dated: October 14, 2016	By:	/s/ Ksenia Griswold
Ksenia Griswold
Chief Financial Officer